UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2016

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NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA	20166-6691
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (703) 467-1800

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On May 9, 2016, notice was provided to investors that National Rural Utilities Cooperative Finance Corporation will redeem an aggregate principal amount of $86.6 million of its InterNotes® on June 15, 2016. The InterNotes® are identified by the following CUSIP numbers: 63743FNZ5, 63743FPB6, 63743FPD2, 63743FPF7, 63743FPH3, 63743FPK6, 63743FPM2, 63743FPP5, 63743FPR1, 63743FPU4, 63743FPW0, 63743FPY6 and 63743FPZ3.

The InterNotes® will be redeemed at par plus accrued interest. The redemption is being effected for liability management purposes. The principal and accrued interest at the redemption date will be paid with a combination of cash on hand and other sources of liquidity including the issuance of short-term debt.

Certain comments made in this Form 8-K are forward-looking. Such statements are based on certain assumptions regarding future business and financial performance, describe our future plans, strategies and expectations and are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” “expects” and similar expressions. Although we believe that the expectations reflected in such statements are based on reasonable assumptions, actual results and performance could materially differ. Information regarding the factors which could cause actual results to materially differ is included in our annual and quarterly reports previously filed with the SEC. Except as required by law, we undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date on which the statement is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

By:	/s/ J. ANDREW DON
J. Andrew Don
Senior Vice President and Chief Financial Officer

Dated:  May 9, 2016